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                                                                   Exhibit 15.01

[LOGO OF ALPERN, ROSENTHAL & COMPANY]
   Certified Public Accountants

Warner Centre, Suite 400 . 332 Fifth Avenue .
Pittsburgh, Pennsylvania 15222-2413
(412) 281-2501 . Fax (412) 471-1996


To the Board of Directors and
Shareholders of II-VI Incorporated
Saxonburg, Pennsylvania

    We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of II-VI Incorporated and Subsidiaries for the periods ended December 31, 1995 and 1994, as indicated in our report dated January 16, 1996; because we did not perform an audit, we expressed no opinion on that information.

    We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, is incorporated by reference in Registration Statements No. 33-19511, No. 33-38019, and No. 33-19510 on Form S-8 and No. 33-63739 on Form S-3.

    We also are aware that the aforementioned report, pursuant to Rule
436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Alpern, Rosenthal & Company

February 12, 1996



                           A Professional Corporation
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
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Irving P. Rosenthal, CPA     Members American and Pennsylvania           Deborah H. Wells, CPA
Michael H. Levin, CPA        Institutes of Certified Public Accountants  Fred M. Rock, CPA
Harvey A. Pollack, CPA                                                   Sean M. Brennan, CPA
Fred J. Morelli, Jr., CPA    Accounting Firms Associated, inc.           Alexander Paul, CPA
Edward F. Rockman, CPA       Member Firms in Principal Cities            Michael E. Forgas, CPA
Emanuel V. DiNatale, CPA                                                 Joel M. Rosenthal, CPA
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